MODIFICATIONS TO PROMISSORY NOTE

This Modification to Promissory Note (this "Modification") is entered into this 3rd day of September 1999 BY and between RIGL CORPORATION, a Nevada corporation ("Maker") and MATHEW & MARKSON, LTD., an Antigua corporation ("Holder").

                                    RECITALS

A. Maker and Holder entered into that certain Promissory Note, dated June 15, 1999 in the principle amount of $2,000,000, due and payable on July 15, 1999.

B. The parties hereto desire to modify the Promissory Note to provide that the principal outstanding balance shall be due and payable in full no later than January 15, 2000.

C. In consideration of the and other valuable consideration, the receipt and sentiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. The date of payment of the principal sum of $2,000,000 pursuant the Promissory Note is hereby extended to January 15, 2000.

2. Maker waives the notice of default provision pursuant to the Promissory Note, and said Note shall be deemed to be in default if not paid on or before January 15,2000 with no grace period allowed.

3. Holder shall be paid an extension fee of two hundred thousand dollars (S200,000) if cash or cash equivalents on September 8,1999 and any sum in arrears at maturity shall draw twenty percent (20%) interest from and after September 8, 1999.

4. Holder shall be paid 85 percent of net cash flow after payment of any ordinary and necessary business expenses, flat in excess of the average business expense indicated on Maker's financial statements kept it accordance with generally accept accounting principles, for the past quarter.

5. Equity raised by company shall be applied first to pay the outstanding balance of the Promissory Note at the time such equity is received.

6. Debt or convertible debt that is raised by company shall be applied first to pay the outstanding balance of the Promissory Note. Debt that is raised through Fremont Financial shall be excluded from this agreement in accordance with the agreement with Fremont Financial.

7. Holder shall be paid a minimum of one hundred thousand dollars ($100,000) per month, due and payable at the 28b of each month commencing September 28, 1999, and all such payments shall first be credited against any interest owned by Maker to Holder, and than against the principal sum due on said Promissory Note, but no such payments shall extend the maturity data of said Promissory Note, and default notice shall be required to be given by Holder before declaring a default.

8. Expenditures for marketing for the company's products and services, excluding expenses for direct mail marketing be approved by Pamela Jo Thompson, which approval shall not be unreasonably withheld until such time that balance of the Promissory Note paid in full

9. Any payments not paid on or before the dates due shall alma. a default, no notice of default shall be required or period avowed.

10. Except as other-wise set for this Modification, the terms of the Promissory Note shall remain in force end effect.

     IN WITNESS WHEREOF, this Modification has been executed of the date first written above

                                       RIGL CORPORATION, a Nevada corporation

                                       By:  /s/  Kevin L. Jones
                                          ----------------------------------
                                                 Kevin L. Jones

                                       Its:  President
                                           ---------------------------------

                                       MATHEW & MARKSON, LTD., an Antigua
                                       Corporation

               {seal}                  By:  /s/  Ilse F. Cooper
                                          ----------------------------------

                                       Antigua Management & Trust Ltd
                                       -------------------------------------

                                       Its:  Corporate Director
                                           ---------------------------------

                                 PROMISSORY NOTE

PRINCIPAL SUM:                  $ 2,000,000                  DATE:  June 15,1999

INTEREST:                       0%

DEFAULT INTEREST  RATE:         20%

DUE AND PAYABLE:                July  15,  1999

FOR VALUE RECEIVED, the undersigned RJGL CORPORATION, a Nevada corporation (Maker), promises to pay to the order of MATHEW & MARKSON, LTD. a Antigua corporation (Holder), with registered offices at Woods Centre, Friars Hill Road, P.O. Box 1407, St. John's, Antigua, W.I., net M&M's Antigua or other M&M appointed bank account(s) or at such place as the Holder hereof may from time to time designate in writing, the principal sum of TWO MILLION DOLLARS ($2,000,000) without interest except upon default, to be paid in lawful money of the United States of America to Holder on or before July 15, 1999. This Note is secured by a Stock Pledge Agreement of even date herewith.

     The term Holder shall refer to the original Holder and upon transfer, to any and all subsequent holders of this Note.

     All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     Time is of the essence of this Note. At the option of Holder, (i) Holder may declare the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for five (5) days after the due date; or (ii) Holder may require Maker to pay interest on the late payment at the Default Interest rate (as defined below) from the date the payment becomes due until Maker pays in full all accrued and unpaid interest due under this Note.

     Maker shall bear all costs and expenses resulting from any check made by Maker for payment hereunder which is returned "NSF", wherein the late payment provisions set forth above shall apply until all charges, accrued and unpaid interest due and owing under this Note are paid in full, plus an additional TWENTY AND NO/100THS DOLLARS ($20.00).

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the rate of TWENTY PERCENT (20%) per annum, (the "Default Interest Rate"). Maker shall pay all costs and expenses, including reasonable attorneys fees and court costs and all other reasonable costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder.

     Maker shall have the option to prepay this Note, in full or in part, at any time without penalty.

     Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance.

     Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive any homestead or exemption right against said debt, (c) severally Waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of Note, (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidence by this Note, at the request of any other person unwarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (e) agree that Holder may setoff at any time any sums or property owed to any of them by Maker.

     All notices required or permitted in connection with this Note shall be given at the address set forth herein.

     The Note  is  secured  by  a  Security  Agreement  of  even date  herewith.

     This Note shall be construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

                                    MAKER:

                                    RIGL  CORPORATION
                                    4840  E.  Jasmine  Street,  Suite  105
                                    Mesa,  Arizona.85205



                                    By:  /s/  Kevin Jones
                                       -----------------------------
                                              Kevin Jones, President

                                PAYMENT AGREEMENT

All patties acknowledge that YP.Net, Inc. (Formerly know as RIGL) could be declared in default if Mathew & Markson LTD. ("M&M") exercised its rights under the Modification Agreement dated September 03, 1999 between the parties. YP.Net, Inc. has made no payments pursuant to either agreement of either principal or interest since the September, 1999 payment. M&M has not and is not waiving any of its rights under the September 03, 1999 agreement.

In order to induce M&M to enter into negotiations with YP.Net, Inc. to either; continue to delay the declaration of default or to further extend the time for payment, YP.Net, Inc. will tender to M&M the sum of $50,000.00 as a good faith fee. M&M will credit this sum to the outstanding interest due M&M from YP.Net, Inc.

In addition, YP.Net, Inc will continue to make weekly payments to M&M on a weekly basis until advised otherwise by M&M. YP.Net, inc. will be allowed to pay its minimum obligations to the Van Sickles first and then Finova Capital Corp. under the terms of the agreements between the patties. Then YP.Net, Inc. will maintain a cash reserve or availability under its loan agreement with Finova sufficient to fund 2 weeks worth of expenses. All regular monthly budgetary expenses will then be paid. The balance will then be paid to M&M. A representative of M&M will have the final authority to approve all regular monthly budgetary expenses until M&M is paid in full or more formal arrangements are agreed to between the parties. It is understood between the parties that M&M's willingness to accept this good faith payment and or weekly payments does not in any way limit M&M's rights to declare a default or the ability to enforce strict compliance with the tennis and conditions of the original agreement and the modification agreement dated September 03, 1999.

The parties understand that this payment agreement is a temporary agreement and does not in anyway modify any agreements between M&M and YP.Net, Inc., nor does it change any obligations of YP.Net, inc. to M&M. YP.Net, Inc. is encouraged to find alternative sources of capital to pay off its obligation herein with prompt dispatch. It is agreed between M&M and YP.Net, Inc as herein above:

YP.NET,  Inc.

BY:  /s/  Angelo Tullo, Chairman      Date:  4/26/2000
   ------------------------------          ------------------------------
          Angelo Tullo, Chairman

Mathew  &  Markson,  LTD         {seal}



BY:  /s/  Ilse  Cooper                Date:  4/26/2000
   ----------------------------            ------------------------------
     Ilse Cooper,  AMT/Director


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